Exhibit 99.3

Investor Contact: Randy Lewis, Equity Net
(818) 783-5006
Media Contact: Dana Condosta
(201) 488.0049
dana@avalanchepr.com

Amish Naturals Completes $6 Million Private Placement Funding

HOLMESVILLE, Ohio, September 04 — Amish Naturals, Inc. (OTC Bulletin Board: AMNT), maker of premium organic pastas, today announced that it has executed a securities purchase agreement and closed a private placement transaction with an institutional investor. The terms of the transaction include the issuance of a $6.0 million in a senior secured convertible note accompanied by common stock purchase warrants. This transaction was facilitated by Wharton Capital Partners, a New York City based investment banking firm.

“We believe this funding from our institutional investor clearly reflects their confidence in Amish Naturals’ mission,” said Troy Treangen, Amish Naturals’ Executive Vice President/COO. “This partnership will allow us to broaden the current product line and further solidify the Amish Naturals brand.”

None of the Shares, the Warrants, nor the shares of common stock to be issued upon exercise of the Warrants has been registered under the Securities Act of 1933. Accordingly, the Shares, the Warrants, and the shares of common stock underlying the Warrants may not be offered or re-sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file a registration statement covering resale by the investor of the Shares and shares of common stock issuable upon exercise of the Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, Warrants or common stock issuable upon exercise of the Warrants. The private placement was made by the Company and any opportunity to participate in the private placement was available to a very limited group of institutional and other accredited investors.

About Amish Naturals, Inc.

Amish Naturals’ mission is to increase shareholder value through the sale and distribution of organic, Amish food products and the exploding market for organic and wholesome foods. Last year, the U.S. market for natural/organic foods was estimated to have totaled approximately $13.8 billion. Building on generations of traditions, the company has created food that reflects the wholesomeness and purity of the Amish people and their culinary customs. For more information, please visit www.amishnaturals.com.

Business Risks and Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the expected launch of our products, its revenue growth, or the continued revenue growth of the organic and wholesome foods segments. These statements are expressly made in reliance on the safe harbor provisions contained in Section 21E of the Securities Exchange Act of 1934. Sales and earnings trends are affected by many factors including, among others, our entry into an effective distribution agreement with one or more wholesale food brokers or large-scale retail outlets, the effectiveness of our promotion and merchandising strategies, the efficient operation of our production facility and supply chain, the changing dietary and culinary habits of consumers in our target markets, and our effective management of business risks.

        In light of these risks, the forward-looking statements contained in this press release are not guarantees of future performance and in fact may not be realized. Our actual results could differ materially and adversely from those expressed in this press release. Further, the statements made by us represent our views only as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. We do not presently intend to update these statements prior to the filing of our next report with the Securities and Exchange Commission and undertake no duty to any person to affect any such update under any circumstances. Investors are also urged to review carefully the discussion under the caption “Risk Factors” in our Current Report on Form 8-K and our Prospectus, filed on October 31, 2006, and June 14, 2007, respectively, with the Securities and Exchange Commission, which may be accessed through the EDGAR database maintained by the SEC at www.sec.gov.

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